NEWS RELEASE

	Contacts:	Amir Barash, Vice President-IR Alon USA Partners, LP 972-367-3808
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/ Sheila Stuewe DRG&L / 713-529-6600 Media: Blake Lewis Lewis Public Relations 214-635-3020 Ruth Sheetrit SMG Public Relations 011-972-547-555551
Alon Partners Declares Prorated Initial Cash Distribution and Announces Schedule for Fourth Quarter and Year-End 2012 Earnings Release and Conference Call

DALLAS, TEXAS, February 13, 2013 - Alon USA Partners, LP (NYSE: ALDW) ("Alon Partners") today announced that the Board of Directors of Alon USA Partners GP, LLC, the general partner of Alon Partners, declared a prorated distribution of $0.57 per unit payable in cash on March 1, 2013 to common unitholders of record at the close of business on February 22, 2013. Prorated cash available for distribution for the period following the closing of the initial public offering through December 31, 2012 ("Post IPO Period") totaled $35.4 million. As noted in the Alon Partners initial public offering prospectus, the cash available for its first distribution only includes cash for the Post IPO Period. If the cash distribution was for the entire three months ended December 31, 2012, then the cash distribution would have been $1.92 per unit. No distributions will be made for periods prior to the closing date of the initial public offering.
Alon Partners also announced plans to release its fourth quarter and year-end 2012 financial results on Wednesday, March 6, 2013 after the market closes. In conjunction with the release, Alon Partners has scheduled a conference call, which will be broadcast live over the Internet on Thursday, March 7, 2013 at 10:00 a.m. eastern time (9:00 a.m. central time).

What:	Alon USA Partners, LP Fourth Quarter 2012 Earnings Conference Call
When:	Thursday, March 7, 2013 - 10:00 a.m. eastern time
Where:
Live via phone by dialing 1-800-762-8779 or 480-629-9645, for international callers, and asking for the Alon USA Partners, LP call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Alon Partners website,
http://www.alonpartners.com by logging on that site and clicking "Investors."

A telephonic replay of the conference call will be available through March 21, 2013 and may be accessed by calling 1-800-406-7325 or 303-590-3030, for international callers, and using the passcode 4593733#. A web cast archive will also be available at www.alonpartners.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&L at 713-529-6600 or email dmw@drg-l.com.
This release serves as qualified notice to nominees under Treasury Regulation Section 1.1446-4(b). Please note that 100% of Alon Partners' distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Alon Partners' distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Alon Partners, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
Alon USA Partners, LP is a Delaware limited partnership formed in August 2012 by Alon USA Energy, Inc. (NYSE: ALJ). Alon Partners owns and operates a crude oil refinery in Big Spring, Texas with total throughput capacity of approximately 70,000 barrels per day. Alon Partners refines crude oil into finished products, which is marketed primarily in West Texas, Central Texas, Oklahoma, New Mexico and Arizona through its wholesale distribution network to both Alon Energy's retail convenience stores and other third-party distributors.

The preliminary financial results for the period following the closing of the initial public offering through December 31, 2012 ("Post IPO Period") and for the three months ended December 31, 2012 presented below, and utilized for the determination of cash available for distribution, are forward-looking statements based on preliminary estimates. These results reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results or performance. Such preliminary results are subject to finalization of our financial closing process and the audit of our financial statements for the year ended December 31, 2012. Consequently, there can be no assurances that the preliminary estimates set forth below will be the actual financial results for the Post IPO Period and the three months ended December 31, 2012, and any variation between the estimates and our actual results set forth below may be material.

ALON USA PARTNERS, LP
PRORATA CASH AVAILABLE FOR DISTRIBUTION
(unaudited)
(dollars in thousands, except per unit data)
	Post IPO Period	Three Months Ended December 31, 2012 (A)
	(unaudited)	(unaudited)
Net sales	$324,237	$825,626
Operating costs and expenses:
Cost of sales	264,961	658,039
Direct operating expenses	10,687	27,685
Selling, general and administrative expenses	2,153	4,737
Depreciation and amortization	4,632	11,046
Total operating costs and expenses	282,433	701,507
Operating income	41,804	124,119
Interest expense	(4,335)	(7,165)
Interest expense - related parties	—	(2,701)
Other expense, net	(2)	(3)
Income before state income tax expense	37,467	114,250
State income tax expense	348	1,018
Net income	37,119	113,232
Adjustments to reconcile net income to Adjusted EBITDA:
Interest expense	4,335	7,165
Interest expense - related parties	—	2,701
State income tax expense	348	1,018
Depreciation and amortization	4,632	11,046
Adjusted EBITDA	46,434	135,162
Adjustments to reconcile Adjusted EBITDA to cash available for distribution before special expenses:
less: Maintenance/growth capital expenditures	4,633	5,295
less: Turnaround and catalyst replacement capital expenditures	—	38
less: Major turnaround reserve	438	438
less: Principal payments	—	—
less: State income tax expense	348	1,018
less: Interest paid in cash	4,091	6,566
less: Interest paid in cash - related parties	—	—
Cash available for distribution before special expenses	36,924	121,807
less: Special turnaround reserve	1,547	1,547
Cash available for distribution	$35,377	$120,260

Common units outstanding (in 000's)	62,500	62,500

Cash available for distribution per unit	$0.57	$1.92

(A)	The amounts shown for the three months ended December 31, 2012 are for illustrative purposes only. Cash distributions will only be made for the Post IPO Period.

Non-GAAP Financial Measure
Adjusted EBITDA represents earnings before state income tax expense, interest expense, depreciation and amortization and gain on disposition of assets. Adjusted EBITDA is not a recognized measurement under GAAP; however, the amounts included in Adjusted EBITDA are derived from amounts included in our financial statements. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of state income tax expense, interest expense, gain on disposition of assets and the accounting effects of capital expenditures and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from Adjusted EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.